Exhibit 99.1

Asconi Announces That Its Annual Report for the Fiscal Year Ended December 31, 2003 Will Be Filed Later Than Expected

Wednesday April 14, 5:55 pm ET

ORLANDO, Fla., April 14 /PRNewswire-FirstCall/ — Asconi Corporation (Amex: ACD - News) today announced that it will not file its annual report on Form 10-KSB for the fiscal year ended December 31, 2003 by April 14, 2004. Previously, the Company publicly announced that it would file the annual report within the 15-day extension from the annual report due date, as permitted under the federal securities laws. Notwithstanding the progress made in reviewing and amending Asconi’s financial and non-financial disclosure contained in its previous public reports, the Company and its independent accountants have not yet completed the process of analyzing the SEC staff’s comments relating to the affected public report disclosures and determining both what revisions and restatements to its previously filed public reports are required and what effect those revisions and restatements will have on Asconi’s annual report for its fiscal year ended December 31, 2003 and certain interim quarterly reports for 2003. The Company and its independent accountants are working to complete both the revision and restatement of its previously filed public reports and the preparation of the affected financial statements as expeditiously as possible. Once the restatement effort is completed, the Company will publish its financial statements, as may be appropriate. The Company is hopeful that it will be able to file its restated financial statements and the Form 10-KSB for the fiscal year ended December 31, 2003 by April 29th, 2004. Because Asconi did not file its annual report in a timely manner, its common stock may be subject to delisting from the American Stock Exchange. Should the Company’s securities be delisted from AMEX, they may become quoted in the Pink Sheets upon application by a market maker. The Company’s securities will not be eligible to trade on the OTC Bulletin Board until the Company becomes current in all of its periodic filings in compliance with the reporting requirements pursuant to Section 13 of the Securities Exchange Act of 1934, as amended.

About Asconi Corporation

Asconi Corporation (Amex: ACD - News) is one of the largest producers and distributors of wines and spirits in Eastern Europe. For more information, please visit www.asconi.com.

Forward-Looking Statements

Certain statements contained herein constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about the company’s industry, management’s beliefs and certain assumptions made by management. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Because such statements involve risks and uncertainties, the actual results and performance of the company may differ materially from the results expressed or implied by such forward-looking statements. Given these uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Unless otherwise required by law, the company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made here; however, readers should review carefully reports of documents the company files periodically with the SEC.

Contact: Serguei Melnik of Asconi Corporation, +1-407-679-9463

http://www.asconi.com

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